UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4350 Congress Street, Suite 700, Charlotte, North Carolina		28209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (980) 299-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Compensation Agreements

On December 7, 2016, Albemarle Corporation (the “Company”) agreed to amend severance compensation agreements previously entered into with each of Luther C. Kissam (Chairman, President, and Chief Executive Officer), Scott A. Tozier (Executive Vice President and Chief Financial Officer), Karen G. Narwold (Executive Vice President and Chief Administrative Officer) and Matthew K. Juneau (Executive Vice President of Corporate Strategy & Investor Relations) to provide for an extension of the non-competition period described in the agreements from one to two years in exchange for a lump sum payment equal to the value of the executives’ agreement to the covenant not to compete for such two-year period, as determined by a third party at the time of the termination of employment.

The executives’ severance compensation agreements were also amended to provide for (i) relocation benefits under the Company’s U.S. Domestic Executive Relocation Policy in certain instances, and (ii) Company-paid continued dental and vision coverage for 18 months (24 months for Mr. Kissam) from the termination of employment.

The amendments to the severance compensation agreements are attached hereto as Exhibits 10.1 and 10.2, and are incorporated by reference herein.

Form of Equity Award Agreements

Notices of equity awards, pursuant to which future grants of stock options, restricted stock units and performance share unit awards may be made to certain employees of the Company are attached hereto as Exhibits 10.3, 10.4, and 10.5, and are incorporated by reference herein. These awards differ from prior equity awards granted under the Plan in that upon a qualifying change in control of the Company, (i) existing awards that remain in place and replacement awards subject to time-based vesting will not be eligible for automatic accelerated vesting unless the award holder has a qualifying termination of employment, and (ii) existing performance share unit awards will vest on a pro-rata basis at the higher of target or actual performance as of the change in control.

Item 7.01	Regulation FD Disclosure.

On December 8, 2016, Mr. Kissam, Mr. Tozier and Ms. Narwold each adopted pre-arranged stock trading plans (the “Plans”) to sell certain shares previously granted and/or shares to be acquired upon the vesting of performance share units previously granted by the Company. The Plans were adopted to allow each individual to sell a sufficient number of the shares to satisfy the tax liability resulting from the grant and/or vesting of such performance share units. Each of the Plans expires in the first quarter of 2017, unless earlier terminated.

The transactions under the Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, as applicable. The Plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s internal policies regarding stock transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time a plan is adopted to establish pre-arranged plans to buy or sell company stock. These plans allow insiders to have shares sold for their accounts over a period of time regardless of any material, non-public information they may receive after adopting their plans. In accordance with Rule 10b5-1, none of the officers that adopted the Plans will have discretion over sales under the Plans.

The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

The information in this Item 7.01 is furnished pursuant to Item 7.01 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Severance Compensation Agreement between Luther C. Kissam, IV and the Company

10.2	Form of Second Amendment to Severance Compensation Agreement between each of Karen Narwold, Scott Tozier, and Matthew Juneau, and the Company

10.3	Form Notice of Option Grant under the Albemarle Corporation 2008 Incentive Plan

10.4	Form Notice of Restricted Stock Unit Award under the Albemarle Corporation 2008 Incentive Plan

10.5	Form Notice of TSR Performance Unit Award under the Albemarle Corporation 2008 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: December 8, 2016	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Second Amendment to Severance Compensation Agreement between Luther C. Kissam, IV and the Company

10.2	Form of Second Amendment to Severance Compensation Agreement between each of Karen Narwold, Scott Tozier, and Matthew Juneau, and the Company

10.3	Form Notice of Option Grant under the Albemarle Corporation 2008 Incentive Plan

10.4	Form Notice of Restricted Stock Unit Award under the Albemarle Corporation 2008 Incentive Plan

10.5	Form Notice of TSR Performance Unit Award under the Albemarle Corporation 2008 Incentive Plan